                                                                     Exhibit 4.6


                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT dated as of July 31, 1997 by and between Regal Cinemas, Inc. (the "Company") and Cobb Theatres, L.L.C. ("Cobb Theatres"), each of the former affiliate holders of membership interests of Cobb Theatres and each of the former affiliate holders of Partnership Interests (as hereinafter defined) (Cobb Theatres, the former holders of membership interests in Cobb Theatres and the former holders of Partnership Interests being collectively referred to herein as the "former Cobb Affiliate Holders").

         WHEREAS, as of the date of this Agreement, the former Cobb Affiliate Holders own 2,837,594 shares of the Company's Common Stock, no par value per share (the "Stock");

         WHEREAS, the Board of Directors has authorized the officers of the Company to prepare and execute this Agreement, in the name and on behalf of the Company, to offer certain registration rights to the Holders (as hereinafter defined), the acceptance of which shall be evidenced by their execution of this Agreement;

         NOW, THEREFORE, the Company and the Holders agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Holder" means each former Cobb Affiliate Holder that owns Registrable Securities. For purposes of this Agreement, the Company may deem and treat the registered holder of a Registrable Security as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

                  "Registrable Securities" means (a) the Stock received by Holders in the Mergers of R.C. Cobb, Inc. ("Cobb I"), Cobb Theatres II, Inc. ("Cobb II") and Cobb Finance Corp ("Cobb Finance"), each a wholly-owned subsidiary of Cobb Theatres with Regal Acquisition Corporation, RAC Corporation and RAC Finance Corp., each an Alabama corporation and a wholly owned subsidiary of the Company (the "Mergers") or any distribution to Holders from Cobb Theatres, (b) the stock received by Holders in the acquisition of all of the interests of Tricob Partnership (the "Partnership Interests") and (c) any securities issued or issuable in respect of the Stock referred to above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger or consolidation, and any other securities issued pursuant to any other pro rata distribution with respect to such Stock. For purposes of this Agreement, a Registrable Security ceases to be a Registrable Security when (x) it has been effectively registered under the Securities Act and sold or distributed to the public in accordance with an effective registration statement covering it, or (y) it is eligible for sale or sold, distributed or otherwise disposed of pursuant to Rule 144 or 145 (or any successor or similar provision) under the Securities Act.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

         2. Demand Registration. (a) Subject to the terms and conditions set forth herein, if at any time any Holder shall request the Company in writing to register under the Securities Act all or a part of the Registrable Securities held by such Holders (a "Demand Registration"), within five business days of receipt of such request the Company shall serve written notice of such registration request to all Holders and the Company will include in such registration all Registrable Securities of such Holders with respect to which the Company has received written requests for inclusion therein within 5 days after receipt by the Holders of such notice. The Company shall use all reasonable efforts to cause to be filed and declared effective as soon as reasonably practicable a registration statement, on such appropriate form as the Company in its discretion shall determine, providing for the sale of all of such Registrable Securities by such Holders; provided, however, that such request shall express the present intention of the Holders to offer or cause the offering of such Registrable Securities for distribution in an underwritten public offering thereof. The registration statement filed pursuant to this
Section 2(a) is hereinafter referred to as the "Demand Registration Statement."

                  The Company's obligation to use all reasonable efforts to cause Registrable Securities to be registered in accordance with this Section 2(a) is subject to each of the following limitations, conditions and qualifications:

                           (i) No notice given by the Holders shall be effective
                  hereunder, with respect to the Demand Registration Statement, until after such time as results covering at least 30 days of combined operations of Cobb I, Cobb II and Cobb Finance and the Company have been published by the Company, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations.

                           (ii) The Company may postpone for a reasonable period
                  of time, not to exceed 60 days, the filing or the effectiveness of the registration requested pursuant to this
                  Section 2(a) if the Company determines that (A) such registration might have an adverse effect on any plan or proposal by the Company or any of its subsidiaries with respect to any financing, acquisition, recapitalization, reorganization or other material transaction or (B) the Company is in possession of material non-public information and disclosure of such information is not in the best interests of the Company or any of its subsidiaries; provided, however, that (i) the Company shall give written notice of such postponement to the Holders and (ii) as soon as the conditions permitting such delay no longer obtain, the Company shall give notice of that fact to the Holders participating in the registration, and shall proceed with the registration unless such Holders shall have elected, at any time prior to the close of business on the tenth business day after the Company has so notified such Holders, to withdraw their request for registration, and such withdrawn request shall not constitute a request hereunder.

                           (iii) The Company shall not be required to effect any
                  registration pursuant to this Section 2(a) unless such registration relates to 1,000,000 Registrable Securities, subject to adjustment and for a stock split or stock dividend.

                           (iv) The obligation of the Company to register
                  Registrable Securities pursuant to this Section 2(a) shall expire after one Demand Registration Statement filed by reason of a request pursuant to Section 2(a) shall have become effective and remained effective for the period specified in
                  Section 4(a)(ii) hereof.

                  (b) The Company agrees that, except as otherwise permitted by
Section 2(d) hereof, it will not effect any public sale or distribution (or any registration with respect thereto) of any of its Stock during a period beginning on the 30th day prior to, and ending on the earlier of the 30th day after, the date such Demand Registration Statement is declared effective or the date when attempts to effect such registration are abandoned by or at the request of the Holders participating in such registration (the "Hold-Back Period").

                  (c) The Company shall have the right to select any recognized investment banking firm(s) to administer the offering.

                  (d) The Company and, at the Company's election, any other holders of Stock with registration rights, may include in any registration requested pursuant to Section 2(a) any shares of Stock which it or they shall determine so to include (the "Additional Registrable Securities") and the consent of the Holders shall not be required with respect thereto; provided, however, that, if, in the opinion of the managing underwriter of such offering, the inclusion in such registration statement of all Additional Registrable Securities would materially interfere with the successful marketing of the Holders' Registrable Securities, then the number of the Additional Registrable Securities shall be reduced to such number, if any, that, in the opinion of such managing underwriter(s), can be included in such underwriting without such interference with the successful marketing of the Holders' Registrable Securities.

                  (e) If, in the opinion of the managing underwriter(s) of any offering, the distribution of a specified portion of the Holders' shares would materially interfere with the registration and sale, in accordance with the intended method thereof, of the initially proposed shares to be offered by all Holders, then the number of Holders' shares to be included in such registration statement shall be reduced (pro rata among the Holders on the basis of the number of shares that each such Holder requested be included) to such number, if any, that, in the opinion of such managing underwriter(s), can be included without such interference. If, as a result of the cutback provisions of the preceding sentence, all Holders are not entitled to include at least 75% of such Holders' requested shares in such registration, such Holders (as a group) may elect to withdraw their request to include Holders' shares in such registration (a "Withdrawal Election"); if a Withdrawal Election is made in accordance with this sentence, then no Demand Registration shall be deemed to have been made.

                  (f) As a condition to each Holder's right to include shares in a registration pursuant to this Section, such Holder shall, if requested by the Company or the managing underwriter(s) in connection with such registration and distribution, (A) agree to sell the shares on the basis provided in any underwriting arrangements entered into in connection therewith and (B) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents which are customary in similar transactions and required under the terms of such underwriting arrangements.

         3.       Piggy-back Registration.

                  (a) If at any time or times after the date hereof the Company proposes to make an underwritten registered public offering of its Common Stock under the Securities Act, other than an offering pursuant to a demand registration under Section 2 hereof or an offering registered on Form S-8, Form S-4, or comparable forms, the Company shall, not less than 5 business days prior to the proposed filing date of the registration form, give written notice of the proposed registration to the Holders, and at the written request of the Holders delivered to the Company within 2 business days after the receipt of such notice, shall include in such registration and offering, and in any underwriting of such offering, all shares of Common Stock that may have been designated in the Holders' request.

                  (b) If a registration in which the Holders have the right to participate pursuant to this Section 3 is an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration, together with the securities being offered by the Company, exceeds the number which can be effectively sold in such offering, the Company shall include in such registration (i) first, the securities of the Company proposed to be sold by the Company, and (ii) second, to the extent possible, the Registrable Securities proposed to be sold by the Holder pursuant to such registration on a pro rata basis among such Holders. If a registration in which the Holders have the right to participate pursuant to this Section 3 is partly or wholly an underwritten secondary offering and the managing underwriters advise the Company and the Holders in writing that in their opinion the number of securities requested to be included in such registration, together with the securities being offered by the Company, exceeds the number which can be effectively sold in such offering and the reasons therefor, then the Company shall include in such registration (i) first the number of shares of Common Stock to be sold by the Company, and (ii) second, to the extent possible, the Registrable Securities proposed to be sold by the Holders and the other selling shareholders pursuant to such registration, in proportion to the number of shares of Common Stock so requested by each of them to be included.

         4. Registration Procedures. (a) Whenever the Company is required to use all reasonable efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to the terms and conditions of Section 2(a) or
Section 3 (such Registrable Securities being hereinafter referred to as the "Subject Shares"), the Company will use all reasonable efforts to effect the registration of the Subject Shares in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will as soon as practicable:

                           (i) prepare and file with the Securities and Exchange
                  Commission (the "SEC") a registration statement on any appropriate form under the Securities Act with respect to the Subject Shares and use all reasonable efforts to cause such registration statement to become effective;

                           (ii) prepare and file with the SEC such amendments
                  and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Subject Shares and other securities covered by such registration statement until the earlier of (A) such time as all of such Subject Shares and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (B) the expiration of 15 days after such registration statement becomes effective; provided, that, if the offering of Subject Shares pursuant to such registration statement is terminated or suspended by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the foregoing time period shall be extended by the number of days during the period from and including the date such stop order, injunction or other order or requirement becomes effective to and including the date when such termination or suspension no longer exists;

                           (iii) furnish the Holders of the Subject Shares
                  covered by such registration statement, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case without exhibits unless specifically requested), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such Holders may reasonably request;

                           (iv) use all reasonable efforts to register or
                  qualify the Subject Shares cov ered by such registration statement under the securities or blue sky laws of such jurisdictions as the managing underwriter(s) shall reasonably recommend, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Subject Shares covered by such registration statement, except that the Company shall not for any such purpose be required to
                  (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, (B) subject itself to taxation in any such jurisdiction wherein it is not so subject, or (C) consent to general service of process in any such jurisdiction or otherwise take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject;

                           (v) otherwise use all reasonable efforts to comply
                  with all applicable rules and regulations of the SEC;

                           (vi) furnish, at the Company's expense, unlegended
                  certificates representing ownership of the securities being sold in such denominations as shall be requested and instruct the transfer agent to release any stop transfer orders with respect to the Subject Shares being sold;

                           (vii) notify each Holder at any time when a
                  prospectus relating to the Subject Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, and the Company will, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Subject Shares such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (viii) enter into customary agreements (including an
                  underwriting agreement in customary form in the case of an underwritten offering); make such representations and warranties to the Holders and underwriter(s) (in the case of underwritten offerings) in form, substance and scope as are customarily made by issuers to sellers or underwriter(s) in similar offerings;

                           (ix) make available for inspection by the Holders,
                  any underwriter or agent participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other similar professional advisor retained by any such Holders, underwriter(s) or agents (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. The Holders agree that Records and other information which the Company determines to be confidential and of which determination the Inspectors are so notified shall not be disclosed by the Inspectors unless (i) the release of such Records is ordered pursuant to a subpoena, court order or regulatory or agency request or (ii) the information in such Records has been generally disseminated to the public. Each Holder agrees that it will, upon learning that disclosure of such Record is sought in a court of competent jurisdiction or by a governmental agency, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                           (x) obtain for delivery to the Company, the
                  underwriter(s) or agent, with copies to the Holders, a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Holders or the managing underwriter(s) reasonably request;

                           (xi) obtain for delivery to the Holders and the
                  underwriter(s) or agent an opinion or opinions from counsel for the Company in customary form and reasonably satisfactory to the Holders, underwriter(s) or agents and their counsel;

                           (xii) make available to its security holders earnings
                  statements, which need not be audited, satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days after the end of the 12-month period beginning with the first month of the Company's first quarter commencing after the effective date of the Registration Statement, which earnings statements shall cover said 12 month period;

                           (xiii) make every reasonable effort to prevent the
                  issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the effectiveness of such registration statement at the earliest possible moment;

                           (xiv) cause the Subject Shares to be registered with
                  or approved by such other governmental agencies or authorities within the United States as may be reasonably necessary to enable the Holders or the underwriter(s) to consummate the disposition of such securities;

                           (xv) cooperate with the Holders and the managing
                  underwriter(s), or any other interested party (including any interested broker-dealer) in making any filings or submission reasonably required to be made, and the furnishing of all appropriate information in connection therewith, with the National Association of Securities Dealers, Inc. ("NASD");

                           (xvi) effect the listing of the Subject Shares on the
                  NASDAQ National Market or other national securities exchange on which shares of the Company's Stock shall then be listed; and

                           (xvii) take all other steps necessary to effect the
                  registration of the Subject Shares contemplated hereby.

                  (b) The Holders shall provide (in writing and signed by the Holders and stated to be specifically for use in the related registration statement, preliminary prospectus, prospectus or other document incident thereto) all such information and materials, including without limitation, the intended plan of distribution, and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and any applicable state securities laws and to obtain any desired acceleration of the effective date of any registration statement prepared and filed by the Company pursuant to this Agreement.

                  (c) Each Holder agrees, that if the managing underwriter so requires, whether or not any of such Holder's Registrable Securities are included in such registration, not to effect any sale or distribution, including any sale pursuant to Rule 144 or 145 of the Securities Act, of any securities of the Company which are similar to the securities included in such registration (other than as part of the underwritten offering), without the consent of the managing underwriter(s), for a period of 120 days after the date notice is given pursuant to Section 2(a) or Section 3(a) hereof; provided, however, that if the registration statement filed in connection therewith becomes effective within such 120-day period, such 120-day period shall be extended for such period as may be required pursuant to the terms and conditions of any underwriting agreement entered into in connection with such proposed registration.

                  (d) The Holders shall, if requested by the Company or the managing underwriter(s) in connection with any proposed registration and distribution pursuant to this Agreement, (i) agree to sell the Subject Shares on the basis provided in any underwriting arrangements entered into in connection therewith and (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreement and other documents customary in similar offerings.

                  (e) Upon receipt of any notice from the Company that the Company has become aware that the prospectus (including any preliminary prospectus) included in any registration statement filed pursuant to Section 2(a) or Section 3 hereof, as then in effect, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Holders shall forthwith discontinue disposition of Subject Shares pursuant to the registration statement covering the same until the Holders' receipt of copies of a supplemented or amended prospectus and, if so directed by the Company, deliver to the Company all copies other than permanent file copies then in the Holder's possession, of the prospectus covering the Subject Shares that was in effect prior to such amendment or supplement.

                  (f) Holders of the Subject Shares shall pay all out-of-pocket expenses incurred in connection with the Demand Registration Statement filed pursuant to Section 2(a) (provided, however, that if the Company or any other holders sell shares pursuant to Section 2(d) hereof then the Company or such other holders, as the case may be, shall pay their pro rata share of such expenses), and the Company shall pay expenses incurred in connection with the registration statements filed pursuant to Section 3 of this Agreement. Such expenses shall include, without limitation, all SEC and blue sky registration and filing fees (including NASD fees), printing expenses, transfer agents and registrars' fees, fees and disbursements of the Company's counsel and accountants. Holders shall pay all underwriting discounts, commissions and expenses attributable to the Subject Shares sold pursuant to any registration statement.

         5. Investment Representations. Each Holder hereby represents and warrants to, and agrees with the Company that:

                  (a) the Holder has acquired the Stock for investment.

                  (b) the Holder's knowledge and expertise in financial and business matters are such that it is capable of evaluating the merits and risks of the purchase of the Stock.

                  (c) the Holder and such of its representatives as it deems necessary, including professional, tax and legal advisors, have received and had adequate opportunity to review such information concerning the Company as it deems necessary for purposes of evaluating an investment in the Stock, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended January 2, 1997 and the Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1997, which contain various risk factors relating to an investment in the Stock.

                  (d) the Holder has been advised that the offering, sale and delivery of the Stock to it pursuant to the Mergers and/or acquisition of the Partnership Interests have not been registered under the 1933 Act and that any public offering or sale or other transfer or disposition by the Holder of any of the Stock will, under current law, require either (i) compliance with Rule 144 promulgated by the Commission under the 1933 Act, (ii) the registration under the 1933 Act of the Stock to be offered and sold, or (iii) the availability of another exemption from such registration under the 1933 Act.

         6. Conditions Precedent to Registration. The Company's obligations under this Agreement to effect the registration of any Registrable Securities are subject to the agreement to and the performance by the Holders of such Registrable Securities of the obligations of such Holders contained in this Agreement. Unless a Holder shall, if requested by the Company, complete, execute and deliver all agreements, questionnaires, indemnities and other documents customary in a proposed registration or deemed necessary by the Company to evidence such Holder's agreements and obligation under this Agreement, the Company will have no obligation to register such Holder's Registrable Securities.

         7. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telecopy (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual service, fully prepaid, addressed to such address, or upon actual receipt of such mailing whichever shall first occur. The addresses for such communications shall be:

                  If to the Company:

                           Regal Cinemas, Inc.
                           7132 Commercial Park Drive
                           Knoxville, TN  37918
                           Telecopy: (423) 922-6085

                  with a copy to:

                           Wagner, Myers & Sanger, P.C.
                           1801 Plaza Tower
                           Knoxville, TN 37929
                           Attention:  Herbert S. Sanger, Jr., Esq.

                           Bass, Berry & Sims PLC
                           1st American Center, 27th Floor
                           Nashville, TN  37238
                           Telecopy: (615) 742-6298
                           Attention: F. Mitchell Walker, Jr., Esq.

                  If to a Holder,

                  to the address of such Holder shown on the stock ledger books of the Company.

                  with a copy to:

                           Sirote & Permutt
                           222 Arlington Avenue South
                           Birmingham, Alabama 35205
                           Attention:  David M. Wooldridge

                  and

                           A. V. LaRocca, CPA
                           LaRocca & Co., P.C.
                           2101 Highland Avenue, South, Suite 500
                           Birmingham, AL  35205

                  The Company may from time to time change its address for notices under this Section 7 by giving at least 10 days' written notice of such changed address to each of the Holders. Each Holder may from time to time change its address for notices under this Section 7 by giving at least 10 days' written notice of such changed address to the Company.

         9. Heading. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         10. Binding Effect; Amendments. This Agreement shall be binding upon and inure to the benefit of the Company and the Holders; provided, however, that the Company may amend, modify, or supplement this Agreement at any time without the consent of the Holders if it determines that such action is in the best interests of the Company and its shareholders as a whole.

         11. No Third Party Beneficiaries; No Assignment. This Agreement is intended for the benefit of the Company and the Holders and is not for the benefit of, nor may any provision hereof be enforced by, any other person. The rights of the Holders hereunder are not assignable.

         12. Expiration Date. This Agreement shall expire on July 31, 1999.

         13. Governing Law. Upon acceptance by the Holders, this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Tennessee without regard to the principles of conflicts of laws.



         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized officer and the Holders have executed this Agreement, each as of the date hereof.

                               REGAL CINEMAS, INC.


                               By:________________________________________

                               Name:______________________________________

                               Title:_____________________________________

                               HOLDERS:


                               _____________________________________________
                               Rowland C. Cobb, Jr.


                               _____________________________________________
                               Jefferson R. Cobb


                               _____________________________________________
                               Robert M. Cobb



                               JEFFERSON R. COBB REVOCABLE MANAGEMENT
                               TRUST


                               By:__________________________________________

                               Name:________________________________________

                               Title:_______________________________________


                               ROBERT M. COBB REVOCABLE MANAGEMENT TRUST


                               By:__________________________________________

                               Name:________________________________________

                               Title:_______________________________________



                               COBB THEATRES, L.L.C.


                               By:__________________________________________

                               Name:________________________________________

                               Title:_______________________________________